UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (269) 202-5020

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)  Election of Directors
On April 3, 2017, the board of directors (“Board” or “Board of Directors”) of Medizone International, Inc. (the “Company”) appointed Dwayne Montgomery as a director of the Company, to fill the vacancy created by the departure of Edwin G. Marshall, former Chairman and Chief Executive Officer of the Company who retired from all positions with the Company effective February 28, 2017.  Mr. Montgomery will serve as a member of the Audit Committee, which he will chair, and Compensation Committee of the Board of Directors.  The Board has determined that Mr. Montgomery meets the qualifications of an audit committee selection, as defined by the applicable regulations promulgated by the Securities and Exchange Commission (“Commission”) under the Securities Exchange Act of 1934, as amended. The Board also believes that Mr. Montgomery meets stock exchange requirements regarding financial literacy.  To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to the independence requirements of the NASDAQ Stock Market. In addition to evaluating each director’s independence, the Board considers all relevant facts and circumstances in making its independence determination. In the case of Mr. Montgomery, the Board noted that Mr. Montgomery is not (and will not be) an officer or employee of the Company, and that he has no direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out his responsibilities of a director.  The Board also has determined that he qualifies as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the Commission and as that term is defined under NASDAQ Rule 4200(a)(15).
Upon his appointment, the Board granted Mr. Montgomery an option award under the Company’s 2016 Equity Incentive Award Plan for the purchase of 500,000 shares of Company common stock.  The option exercise price is $0.10 per share, the closing price of the Company’s common stock on the OTC on April 3, 2017.  The option vests one-half (250,000 shares) on the date of grant and one-half (250,000 shares) when the Board determines the successful placement of the Company’s AsepticSure® hospital disinfection system in the United States market has commenced. The option expires April 3, 2027.
Mr. Montgomery is currently working as an independent consultant in the healthcare sector.  From April 2014 to June 2016, he was with Osiris Therapeutics, Inc., a Maryland-based publicly held company (OSIR) engaged in the research, development, and marketing or regenerative medicine products. At Osiris, Mr. Montgomery was General Manager of Orthopaedics and Sports Medicine from April 2014 to September 2015.  He was appointed to the Chief Business Officer position from September 2015 to February 2016.  He was then appointed interim-CEO and President in February 2016.  He was appointed CEO and President in March 2016 and resigned from his positions at Osiris in June 2016 for medical reasons.  Prior to joining Osiris, Mr. Montgomery was Sr. Vice President of Sales and Marketing at IlluminOss Medical, Inc. (2013-2014), Vice President of Commercial Operations at Boxano Surgical, Inc. (2010-2013) and held progressing roles of executive responsibility at Smith & Nephew, Inc., serving as Vice President of Sales & Marketing for the Clinical Therapies Global Business, a division that eventually became Bioventus, Inc. (2003-2008).  Mr. Montgomery earned a Bachelor of Science Degree in Chemistry from the University of North Alabama and a M.B.A. from the Massey School of Business at Belmont University.
Item 7.01  Regulation FD Disclosure.
On April 6, 2017, the Company issued a press release announcing the appointment of Mr. Montgomery as a member of the Company’s Board of Directors effective April 3, 2017.  We incorporate by reference herein the Press Release (attached as Exhibit 99.1).  The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit Number	Description

99.1	Press Release dated April 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ David A. Esposito
David A. Esposito Chief Executive Officer

Date: April 6, 2017